UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒   Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Nuveen Preferred and Income Term Fund

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Nuveen Preferred and Income Term Fund (JPI)

VOTE FOR THE TERM PROPOSAL PROTECT YOUR INVESTMENT CHOICES

This year, shareholder choice is on the ballot at your Fund’s Annual Meeting on

April 12, 2024 at 2:00 p.m. CT.

Vote IN FAVOR of the Term Proposal on the WHITE proxy card.

If the Term Proposal does not pass, the Fund will automatically liquidate, leaving all shareholders without a tax-efficient investment vehicle that offers exposure to a strategy focused on preferred securities, delivering qualified dividend income to investors.

Vote Online	Vote by Phone	Vote by Mail

Using the website provided on your WHITE proxy card and following the simple instructions	By calling the toll-free number on your WHITE proxy card and following the simple instructions	By completing and returning your WHITE proxy card in the postage page envelope provided

If you have any questions about the proposals to be voted upon, please feel free to contact

Computershare Fund Services toll free at 1 (888) 815-5825.

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